Exhibit 21.1

ON SEMICONDUCTOR CORPORATION

List of Subsidiaries as of 12/31/2017 (1)

AMI Semiconductor Canada Company {Nova Scotia, Canada}

AMI Semiconductor GmbH {Germany}

AMIS Foreign Holdings, Inc. {Delaware}

Aptina (Mauritius) Limited {Mauritius}

Aptina (UK) Limited {United Kingdom}

Aptina Imaging (Cayman) Inc. {Cayman Islands}

Aptina Imaging (Shanghai) Co., Ltd. {China (PRC)}

Aptina Imaging Corporation {Cayman Islands}

Aptina India Private Limited {India}

Aptina Pte. Ltd. {Singapore}

Aptina, LLC {Delaware}

Axsem AG {Switzerland}

Bestcyber Developments Limited {Samoa}

Fairchild (Taiwan) Corporation {Taiwan}

Fairchild Energy, LLC {Maine}

Fairchild Korea Semiconductor, Ltd. {South Korea}

Fairchild Semiconductor (India) Private Limited {India}

Fairchild Semiconductor (Malaysia) Sdn. Bhd. {Malaysia}

Fairchild Semiconductor (Netherlands) B.V. {Netherlands}

Fairchild Semiconductor (Philippines), Inc. {Philippines}

Fairchild Semiconductor (Shanghai) Company Limited {China (PRC)}

Fairchild Semiconductor (Suzhou) Co., Ltd. {China (PRC)}

Fairchild Semiconductor Asia Pacific Pte. Ltd. {Singapore}

Fairchild Semiconductor Corporation {Delaware}

Fairchild Semiconductor Corporation of California {Delaware}

Fairchild Semiconductor GmbH {Germany}

Fairchild Semiconductor Hong Kong (Holdings) Limited {Hong Kong, China (PRC)}

Fairchild Semiconductor Hong Kong Limited {Hong Kong, China (PRC)}

Fairchild Semiconductor International, Inc. {Delaware}

Fairchild Semiconductor Japan Ltd. {Japan}

Fairchild Semiconductor Limited {United Kingdom}

Fairchild Semiconductor Mauritius (Trading) Ltd. {Mauritius}

Fairchild Semiconductor Mauritius Ltd. {Mauritius}

Fairchild Semiconductor Pte. Ltd. {Singapore}

Fairchild Semiconductor SARL {France}

Fairchild Semiconductor Srl {Italy}

Fairchild Semiconductor Sweden AB {Sweden}

Fairchild Semiconductor Technology (Beijing) Co., Ltd. {China (PRC)}

Fairchild Semiconductor Technology (Shanghai) Co., Ltd. {China (PRC)}

Fairchild Semiconductor West Corporation {Delaware}

Giant Holdings, Inc. {Delaware}

Giant Semiconductor Corporation {North Carolina}

Kota Microcircuits, Inc. {Colorado}

Leshan-Phoenix Semiconductor Company Limited {China}

Micro-Ohm Corporation {North Carolina}

New Conversion Co., Ltd. {Taiwan}

ON Design Czech s.r.o. {Czech Republic}

ON Design Israel Ltd {Israel}

ON Electronics Private Limited {India}

ON Management Ltd. {Bermuda}

ON Semiconductor (Shenzhen) Limited {China (PRC)}

ON Semiconductor (Thailand) Co. Ltd. {Thailand}

ON Semiconductor Adria d.o.o. {Slovenia}

ON Semiconductor Belgium BVBA {Belgium}

ON Semiconductor Benelux B.V. {Netherlands}

ON Semiconductor Binh Duong Company Limited {Vietnam}

ON Semiconductor Canada Holding Corporation {Ontario, Canada}

ON Semiconductor Canada Trading Corporation {Nova Scotia, Canada}

ON Semiconductor Coöperatief U.A. {Netherlands}

ON Semiconductor Czech Republic, s.r.o. {Czech Republic}

ON Semiconductor France SAS {France}

ON Semiconductor Germany GmbH {Germany}

ON Semiconductor Holdings Malaysia Sdn. Bhd. {Malaysia}

ON Semiconductor Holland B.V. {Netherlands}

ON Semiconductor Ireland Research and Design Limited {Ireland}

ON Semiconductor Italy S.r.l. {Italy}

ON Semiconductor Japan Holdings Ltd. {Japan}

ON Semiconductor Japan Ltd. {Japan}

ON Semiconductor Kanto Co. Ltd. {Japan}

ON Semiconductor Leasing BVBA {Belgium}

ON Semiconductor Limited {United Kingdom}

ON Semiconductor Malaysia Sdn. Bhd. {Malaysia}

ON Semiconductor Netherlands Coöperatief U.A. {Netherlands}

ON Semiconductor Netherlands BV {Netherlands}

ON Semiconductor Niigata Co., Ltd. {Japan}

ON Semiconductor Philippines, Inc. {Philippines}

ON Semiconductor Romania SRL {Romania}

ON Semiconductor s.r.l. {Italy}

ON Semiconductor SAS {France}

ON Semiconductor Shenzhen China (ONSC) Limited {China (PRC)}

ON Semiconductor Slovakia a.s. {Slovak Republic}

ON Semiconductor SSMP Philippines Corporation {Philippines}

ON Semiconductor Switzerland SA {Switzerland}

ON Semiconductor Technology Hong Kong Limited {Hong Kong, China (PRC)}

ON Semiconductor Technology India Private Ltd. {India}

ON Semiconductor Technology Korea Limited {South Korea}

ON Semiconductor Trading (Shanghai) Limited {China (PRC)}

ON Semiconductor Trading Sàrl {Switzerland}

ON Semiconductor United Kingdom Limited {United Kingdom}

ON Semiconductor Vietnam Company Limited {Vietnam}

ON Semiconductor, LLC {Delaware}

ROCTOV, LLC {Delaware}

SANYO LSI Technology India Private Limited {India}

SANYO Semiconductor (S) Pte. Ltd. {Singapore}

SANYO Semiconductor (Thailand) Co., Ltd. {Thailand}

SCG Czech Design Center, s.r.o. {Czech Republic}

SCG Hong Kong SAR Limited {Hong Kong, China (PRC)}

SCG Korea Limited {South Korea}

Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}

Semiconductor Components Industries Singapore Pte Ltd (Singapore}

Semiconductor Components Industries, LLC     {Delaware}

SGC Semiconductor (ShenZhen) Co., Ltd. {China (PRC)}

Silicon Patent Holdings {California}

Sound Design Technologies, Ltd. {Ontario, Canada}

System Solutions Distribution Co., Ltd. {Japan}

System-General Corporation {California}

TranSiC AB {Sweden}

{ }	Denotes jurisdiction.
(1)	All ON Semiconductor Corporation subsidiaries generally do business under the name “ON Semiconductor” or such other similar name as they transition to “ON Semiconductor.”

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